UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 2, 2005

The Boeing Company
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-442 (Commission File Number)	91-0425694 (IRS Employer Identification No.)

100 N. Riverside, Chicago, IL (Address of Principal Executive Offices)	60606-1596 (Zip Code)

(312) 544-2000
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item  1.01.    Entry into a Material Definitive Agreement.

                 On May 2, 2005, The Boeing Company (“Boeing”) and Lockheed Martin Corporation (“Lockheed Martin”) entered into a Joint Venture Master Agreement (the “Master Agreement”) pursuant to which Boeing and Lockheed Martin agreed to form a joint venture that will own and operate their U.S. Government expendable launch businesses, including the Boeing Delta and Lockheed Martin Atlas rockets. Pursuant to the Master Agreement, each of Boeing and Lockheed Martin agreed to contribute certain assets and liabilities related to their respective businesses of designing, developing and manufacturing expendable launch vehicle (“ELV”) systems for, and providing launch services using such ELV systems to, the U.S. Government, in exchange for a 50% ownership interest in a Delaware limited liability company to be formed (the “Company”). Under the terms of the Master Agreement, Boeing and Lockheed Martin have agreed to support the Company’s initial working capital needs. Both Boeing and Lockheed Martin plan to account for the ownership interest in the Company using the equity method of accounting.

                 Lockheed Martin’s International Launch Services (including Proton) and Boeing Launch Services (including Sea Launch) are not included in the joint venture. Each of Boeing and Lockheed Martin will continue to provide launch services to commercial customers outside the joint venture. At the closing, the Company will enter into agreements granting exclusive rights to International Launch Services and Boeing Launch Services to market Atlas and Delta launch services, respectively, to commercial customers for a period of ten years.

                 The contributions of each party will be subject to adjustment based on the net working capital of each of the ELV businesses as of the closing. Neither member’s percentage ownership in the Company will change as a result of the adjustment.

                 The Master Agreement provides that each of Boeing and Lockheed Martin will enter into various agreements with the Company at the closing of the transaction, including long-term supply agreements, transition services agreements, and various real property leases and subleases. The Master Agreement includes a non-competition provision which generally prohibits Boeing and Lockheed Martin from providing expendable launch vehicle and related launch services to the U.S. Government for 7 1/2 years after the closing date and from designing or developing competitive launch vehicles for the U.S. Government for 5 years after the closing date, in each case subject to various exceptions. The Master Agreement also contains provisions restricting each of Boeing, Lockheed Martin and the Company from soliciting or hiring certain employees of the others. Until the closing, Lockheed Martin and Boeing will continue to operate their respective ELV businesses independently.

                 The Master Agreement provides that Boeing and Lockheed Martin will promptly request an order from the U.S. District Court suspending all activity in the pending civil litigation between them related to a previous competition for launches under the Air Force Evolved ELV program. As of the closing of the transactions contemplated by the Master Agreement, the parties will enter into a final settlement agreement and will dismiss all pending claims in the civil proceeding.

(Page 2 of 6 Pages)

                 The obligations of each of Boeing and Lockheed Martin to complete the transactions contemplated by the Master Agreement are subject to several conditions, including:

o	the expiration or termination of the Hart-Scott-Rodino Act waiting period and receipt of other regulatory approvals in the United States and internationally;

o	the accuracy of representations and warranties made by Boeing, Lockheed Martin and the Company and their compliance with their respective covenants;

o	the entry by Boeing, Lockheed Martin and the Company into one or more advance agreements with the appropriate governmental authorities concerning matters relating to the formation of the Company and the concept of its operations;

o	none of Boeing, Lockheed Martin or the Company having received an official written notice from the U.S. Department of Defense or NASA that it objects to or intends to seek to prevent completion of the transaction; and

o	the Company’s entering into certain financing arrangements.

                 The Master Agreement may be terminated prior to the closing of the transaction by either Boeing or Lockheed Martin:

o	upon mutual written agreement;

o	if the closing has not been consummated by March 31, 2006, other than as a result of a breach of the Master Agreement by the terminating party;

o	if the consummation of the transaction is prohibited by applicable law;

o	in the event of a breach by the other of a representation, warranty, covenant or agreement under the Master Agreement where the effect of the breach prevents a closing condition from being satisfied and such breach is not cured within 30 days after notice of the breach; or

o	if the closing has not been consummated by March 31, 2006 and either the stay of the civil proceeding between Boeing and Lockheed Martin has been lifted, or a repleaded complaint has been filed in the civil proceeding.

                 Effective as of the closing, each of Boeing and Lockheed Martin has agreed, subject to certain limitations, to indemnify the other and the Company against certain damages arising out of a breach of its representations and warranties or covenants, and for certain liabilities retained by each.

                 The Company’s day-to-day operations will be managed by an executive management team from both members. Mike Gass, Vice President and General Manager of Lockheed Martin Space Transportation, has been designated to serve as the Company’s President and Chief Executive Officer. Dan Collins, Vice President of Boeing Expendable Launch Systems, has

(Page 3 of 6 Pages)

been designated to serve as Chief Operating Officer. These managers will report to a six-member board of directors, with each member appointing three directors.

Item  7.01.    Regulation FD Disclosure.

                 A copy of the joint press release of Boeing and Lockheed Martin announcing the transaction is furnished as Exhibit 99 to this report.

Item  8.01.    Other Events.

                 The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item  9.01.    Financial Statements and Exhibits.

(c)	Exhibits.
	99	The Boeing Company and Lockheed Martin Corporation joint press release dated May 2, 2005, announcing formation of the United Launch Alliance joint venture

(Page 4 of 6 Pages)

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
By	/s/ James C. Johnson

James C. Johnson Vice President, Corporate Secretary and Assistant General Counsel

Date:  May 3, 2005

(Page 5 of 6 Pages)

EXHIBIT INDEX

Exhibit Number	Description
99	The Boeing Company and Lockheed Martin Corporation joint press release dated May 2, 2005, announcing formation of the United Launch Alliance joint venture

(Page 6 of 6 Pages)